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                                                                  Exhibit (c)(4)


         Amendment No. 1 to Asset Purchase Agreement between
         Artistic Greetings Incorporated and Artistic Direct
         Incorporated, dated as of December 21, 1997


         The parties hereby agree that the figure $250,000 in Section 1.2 of the Asset Purchase Agreement shall be deleted and replaced with the figure $500,000.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of May 8, 1998.

                                             ARTISTIC DIRECT INCORPORATED


                                             By:
                                                ---------------------------
                                                Name:
                                                Title:


                                             ARTISTIC GREETINGS INCORPORATED


                                             By:
                                                ---------------------------
                                                Name:
                                                Title:

For the purposes of Section 4.10
of the Merger Agreement, the
undersigned hereby consents to
this Amendment No. 1.


MDC COMMUNICATIONS CORPORATION

By:
   ---------------------------
   Name:
   Title: